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                                                                Exhibit 23(h)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders
Faircom Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 21, 1998, relating to the consolidated financial statements of Faircom Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                  /s/ BDO SEIDMAN, LLP
                                                      BDO SEIDMAN, LLP


Mitchel Field, New York

April 27, 1998